                                  EXHIBIT 99.1

PRESS RELEASE

ESCALADE ANNOUNCES FIRST QUARTER RESULTS

Wabash, IN (April 8, 2004) Escalade, Incorporated (NASDAQ: ESCA) announced today that the first quarter of 2004 set the company off to a record start for the year. Net sales increased 21% to $32,250,000 and net income moved from a breakeven to a $598,000 profit or nine cents per share.

In his message to shareholders, C. W. Reed, President and CEO offered the following commentary on the first quarter results:

"Net sales of sporting goods increased 40% to $15,689,000 due primarily to the inclusion of the archery acquisition completed in the second quarter of 2003, increased demand of basketball products, and the return to more normal first quarter purchase levels from our customers as their 2003 year end inventories declined from the excesses held at 2002 year end. Net income at Sports moved from a loss in the first quarter of 2003 to a level that accounts for the entire gain in this year's consolidated first quarter results. The increased income is due equally to the increased sales and to a successful program to substantially reduce factory operating expenses. Escalade Sports was awarded a fifth consecutive Sears "Partners in Progress" award for its 2003 performance. Our outlook for Sports remains optimistic, however, we are still in the process of finalizing product placement decisions with our customers and we are facing significant raw material increases that must be negotiated into our selling prices with our customers.

"Net sales of office and graphic products increased 9% to $19,561,000 primarily due to exchange rate gains but also due to increases in sales of folding machines in the U.S. and Europe, and increases of paper trimmers and letter openers in Europe. Net income decreased 31% with gains in the U.S. being more than offset with European losses. The synergies and cost reductions identified and implemented in the U.S. operations last year were partially offset by increased purchased prices of shredders in the first quarter due to the strong euro, so we have not yet seen the full impact. Price increases are being implemented during April of this year to offset this increased cost. The increased loss in Europe is due to the extra expense associated with the late development and delivery of new products, operating inefficiencies in Germany, and inadequate pricing. We have identified and are implementing cost reductions and price changes in Europe and we have an intensive ongoing identification process that is identifying more. We continue to believe we can achieve an incremental gain in 2004 and then emerge to realize the full synergy benefits in 2005.

"During the quarter, we paid our first annual dividend of $.24 per share. We are continuing to evaluate acquisitions as well as other means of enhancing shareholder value."

Escalade is a quality manufacturer and marketer of sporting goods and office/graphic arts products sold worldwide. To obtain more information on the Company and its products, visit our website at: www.EscaladeInc.com or contact Terry Frandsen Vice President and CFO at 260/569-7208 or C.W. (Bill) Reed, President and CEO at 260/569-7233.

CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(Unaudited, In Thousands Except Per Share Amounts)


                                                       3 Months Ended                        12 Months Ended
                                              -------------------------------        ---------------------------------
                                              20 March 2004     22 March 2003        20 March 2004       22 March 2003
                                              -------------     -------------        -------------       -------------
NET SALES ...........................            $  35,250       $  29,103             $ 227,875           $ 167,053

OPERATING  EXPENSES
      Cost of goods sold ............               24,518          18,659               159,223             117,489
      Selling and administrative ....                9,240           9,932                46,675              31,279
                                                 ---------       ---------             ---------           ---------

OPERATING INCOME ....................                1,492             512                21,977              18,285

OTHER INCOME (EXPENSE)
      Interest expense ..............                 (365)           (448)               (2,200)             (1,277)
      Other income (expense) ........                  (18)            (53)                2,543                  52
                                                 ---------       ---------             ---------           ---------

INCOME BEFORE INCOME TAXES ..........                1,109              11                22,320              17,062

PROVISION (BENEFIT) FOR INCOME TAXES
                                                       511               4                 6,880               5,847
                                                 ---------       ---------             ---------           ---------

NET INCOME ..........................            $     598       $       7             $  15,440           $  11,213
                                                 =========       =========             =========           =========

PER SHARE DATA
      Basic earnings per share ......            $    0.09       $    0.00             $    2.39           $    1.72
                                                 =========       =========             =========           =========
      Diluted earnings per share ....            $    0.09       $    0.00             $    2.35           $    1.68
                                                 =========       =========             =========           =========
      Average shares outstanding ....                6,455           6,511                 6,460               6,505


CONSOLIDATED CONDENSED BALANCE SHEET
(Unaudited, In Thousands)

                                              20 March 2004    22 March 2003    27 December 2003
                                              -------------    -------------    ----------------
ASSETS
     Current assets ...................          $ 71,911          $ 64,028          $ 79,619
     Property, Plant & Equipment - net             17,024            17,987            17,537
     Other assets .....................            17,670            12,468            18,318
     Goodwill .........................            18,707            13,351            18,777
                                                 --------          --------          --------
        Total .........................          $125,312          $107,834          $107,834
                                                 ========          ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities ..............          $ 37,681          $ 39,254          $ 53,669
     Other liabilities ................            27,428            22,274            19,116
     Stockholders' equity .............            60,203            46,306            61,466
                                                 --------          --------          --------
        Total .........................          $125,312          $107,834          $107,834
                                                 ========          ========          ========

                           FORWARD LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks, include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, Escalade's ability to successfully integrate the operations of acquired assets and businesses, new product development, the continuation and development of key customer and supplier relationships, Escalade's ability to control costs, general economic conditions, fluctuations in operating results, changes in the securities markets and other risks detailed from time to time in Escalade's filings with the Securities and Exchange Commission. Escalade's future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to update these forward-looking statements after the date of this report.